UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000)

Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Dave Hansen as Chief Accounting Officer

On April 1, 2019, Dave Hansen informed Red Robin Gourmet Burgers, Inc. (the “Company”) that he is resigning from his employment with the Company effective May 21, 2019. Mr. Hansen has served as Chief Accounting Officer of the Company since October 2018. Prior to that Mr. Hansen served as the Vice President, Controller of the Company from March 2017 to October 2018 and as the Company’s Director of Corporate Accounting from August 2013 to March 2017.

(c)	Appointment of Lynn Schweinfurth as principal accounting officer

Effective May 21, 2019, Lynn Schweinfurth, the Company’s Executive Vice President and Chief Financial Officer, will assume the designation of principal accounting officer. Ms. Schweinfurth, age 51, has served, and will continue to serve, as the Company’s Executive Vice President and Chief Financial Officer since January 2019. Prior to joining the Company, Ms. Schweinfurth served as Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group since 2012 and was appointed Senior Vice President in February 2015. Prior to that time, she served in various corporate finance and treasury roles at Winn-Dixie Stores, Inc., Lone Star Steakhouse, Texas Land & Cattle, Brinker International, Inc., Yum Brands, Inc., and PepsiCo, Inc. There are no reportable family relationships or related person transactions involving the Company and Ms. Schweinfurth. There is no change in compensation at this time for Ms. Schweinfurth based on this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: April 5, 2019
By:     /s/ Michael L. Kaplan
Name:    Michael L. Kaplan
Title: Senior Vice President and Chief Legal Officer

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